EXHIBIT 99.1

News from Conduent

Conduent Incorporated 100 Campus Drive, Suite 200 Florham Park, NJ 07932
www.conduent.com

Conduent Reports Third Quarter 2018 Results With Strong Adjusted EPS and EBITDA Growth; Healthier Balance Sheet Driven by Transformation and Divestitures

Key Quarterly Highlights

•	Revenue of $1,304 million

•	GAAP diluted EPS from continuing operations of $(1.16), down $(1.07); adjusted diluted EPS from continuing operations of $0.28, up 27%

•	Net Income of $(237) million; Adjusted net income of $61 million

•	Adjusted EBITDA of $157 million, up 10%, excluding impact from ASC 606 and divestitures

•	Significant progress on divestiture plan, resulting in a further strengthened balance sheet

•	Completed tender offer for 10.5% Senior Notes due 2024 ($476 million tendered)

FLORHAM PARK, NJ, November 7, 2018 - Conduent (NYSE: CNDT), a digital interactions company, today announced its third quarter 2018 financial results.

"We made meaningful progress in our core business this past quarter. We recently signed a definitive agreement to acquire Health Solutions Plus, a leading digital Core Administration Processing System (CAPS) provider in the healthcare space. We also completed three divestitures and signed an agreement to sell a portfolio of non-core standalone customer care contracts,” said Ashok Vemuri, CEO of Conduent. “With these portfolio actions, Conduent's transformation over the last two years, our robust pipeline and maturing go-to-market capability, we have created a strong foundation for future growth."

EXHIBIT 99.1

Third Quarter 2018 Results

Third quarter 2018 revenue was $1,304 million, down 11.9% compared to Q3 2017. Adjusting for the impact of the 606 accounting standard and excluding divestitures completed in Q3 2017 and 2018, revenue was down 4.0% compared with Q3 2017.

Pre-tax income was $(252) million compared to $13 million in Q3 2017. GAAP operating margin as reported was (19.3)% compared to 0.9% in Q3 2017. The company reported Q3 2018 GAAP net income of $(237) million compared to $(17) million in Q3 2017. Diluted EPS from continuing operations was ($1.16) versus ($0.09) in the same period last year, driven primarily by an impairment related to the pending stand-alone customer care divestiture, increased litigation reserves and charges associated with the tendering of the 10.5% Senior Notes.

Third quarter adjusted operating income was $104 million, with an adjusted operating margin of 8.0% as compared to adjusted operating income of $111 million, with an adjusted operating margin of 7.5% in Q3 2017. Adjusted EBITDA was $157 million, with an adjusted EBITDA margin of 12.0%, as compared to $174 million, with an adjusted EBITDA margin of 11.8% in Q3 2017. Furthering adjusting for the impact of the 606 accounting standard and excluding divestitures completed in Q3 2017 and 2018, Adjusted EBITDA improved 9.8% compared with Q3 2017.

The company reported adjusted diluted EPS from continuing operations of $0.28 compared to $0.22 in Q3 2017. Further adjusting for the impact of the 606 accounting standard and excluding divestitures completed in Q3 2017 and 2018, Adjusted EPS improved 180% compared with Q3 2017

Conduent had a use of cash flow from operations of $(30) million during the third quarter 2018 and ended the quarter with a cash balance of $586 million. Total debt was $1,577 million as of September 30, 2018.

Excluding funds that are associated with the termination of the deferred compensation plan that have been disbursed to participants in Q4 2018, Conduent ended the quarter with an adjusted cash balance of $509 million.

On July 27, 2018, the Company closed the tender offer for $476 million or 93.3% of the 10.5% Senior Notes due 2024.

Headcount of approximately 84,000 as of September 30, 2018 compared with approximately 90,000 as of December 31, 2017.

EXHIBIT 99.1

Total contract value (TCV) signings of $738 million for the quarter were down (20)% compared with Q3 2017, due to lower new business signings impacted by deal timing and slippage, and lower renewal signings opportunities.

Financial and Strategic Outlook

Conduent provided the following guidance ranges for FY 2018:

(in millions)	Adjusted FY 2017(3)	Prior FY 2018 Guidance	Updated FY 2018 Guidance

Revenue (constant currency)(1)	$5.6B	$5.41 - $5.61B	$5.34 - $5.40B
Yr/yr flat excluding strategic actions

Adj. EBITDA(2)	$598M	$662 - $688M	$640 - $650M
Up 7 - 9%

Adj. EBITDA Margin(2)	10.6%	11.8 - 12.7%	11.9 - 12.2%

Adj. Free Cash Flow(2)		$166 - $241M	$160 - $195M
% of Adj. EBITDA	~30%	25 - 35%	25 - 30%

(1) Year-over-year revenue comparison at constant currency
(2) Refer to Appendix for Non-GAAP reconciliations of adjusted EBITDA / margin and adjusted FCF and for impact from ASC 606 accounting change and divestitures
(3) Adjusted for accounting 606 and 2017 and 2018 divestitures

"Profitability continued to improve with expanding adjusted margins and strong adjusted EPS this past quarter," said Brian Webb-Walsh, CFO of Conduent. "In addition, the progress we've made on divestitures and debt pay down have led to a stronger balance sheet, which gives us flexibility for acquisitions and investment in our core business. Our updated guidance reflects recent technology and infrastructure performance issues which are being addressed, divestiture impacts, and timing and slippage of new business. However, we remain confident about the core business and expect to see it grow in 2019."

EXHIBIT 99.1

Conference Call
Management will present the results during a conference call and webcast on November 7, 2018 at 10 a.m. ET.

The call will be available by live audio webcast with the news release and online presentation slides at https://investor.conduent.com/.

The conference call will also be available by calling 877-883-0383 (international dial-in 412-902-6506) at approximately 9:45 a.m. ET. The entry number for this call is 3758954.

A recording of the conference call will be available by calling 877-344-7529, or 412-317-0088 one hour after the conference call concludes on November 7, 2018. The replay ID is 10124576.

For international calls, please select a dial-in number from:
https://services.choruscall.com/ccforms/replay.html

About Conduent
Conduent creates digital platforms and services for businesses and governments to manage millions of interactions every day for those they serve. We are leveraging the power of cloud, mobile and IoT, combined with technologies such as automation, cognitive and blockchain to elevate every constituent interaction, driving modern digital experiences that are more efficient, helpful and satisfying.

Conduent’s differentiated offerings touch millions of lives every day, including two-thirds of all insured patients in the U.S. and nearly nine million people who travel through toll systems daily. Whether it’s digital payments, claims processing, benefit administration, automated tolling, customer care or distributed learning - Conduent serves a majority of the Fortune 100 companies and more than 500 government entities. Learn more at www.conduent.com.

EXHIBIT 99.1

Non-GAAP Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods' results against the corresponding prior periods' results. These non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain non-GAAP measures. Refer to the "Non-GAAP Financial Measures" section attached to this release for a discussion of these non-GAAP measures and their reconciliation to the reported GAAP measures.

EXHIBIT 99.1

Forward-Looking Statements

This Report and any exhibits to this Report may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management's current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include, but are not limited to: termination rights contained in our government contracts; our ability to renew commercial and government contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our ability to collect our receivables for unbilled services; a decline in revenues from or a loss or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; changes in U.S. GAAP or other applicable accounting policies; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2017 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statements made by us in this report speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

EXHIBIT 99.1

# # #

Media Contacts:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Contacts:
Alan Katz, Conduent, +1-973-526-7173, alan.katz@conduent.com
Monk Inyang, Conduent, +1-973-261-7182, monk.inyang@conduent.com

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2018	2017	2018	2017
Revenue	$1,304	$1,480	$4,111	$4,529
Cost of Services	1,054	1,219	3,347	3,766
Gross Margin	250	261	764	763

Operating Costs and Expenses
Research and development	3	4	8	11
Selling, general and administrative	142	144	436	466
Restructuring and related costs	31	22	68	76
Amortization of acquired intangible assets	60	60	181	182
Interest expense	22	35	92	105
Separation costs	—	2	—	8
(Gain) loss on divestitures and transaction costs	54	(16)	9	(41)
Litigation costs (recoveries), net	78	6	113	(14)
(Gain) loss on extinguishment of debt	108	—	108	—
Other (income) expenses, net	4	(9)	1	(10)
Total Operating Costs and Expenses	502	248	1,016	783

Income (Loss) Before Income Taxes	(252)	13	(252)	(20)
Income tax expense (benefit)	(15)	30	24	11
Income (Loss) From Continuing Operations	(237)	(17)	(276)	(31)

Income (loss) from discontinued operations, net of tax	—	—	—	4
Net Income (Loss)	$(237)	$(17)	$(276)	$(27)

Basic Earnings (Loss) per Share:
Continuing operations	$(1.16)	$(0.09)	$(1.38)	$(0.19)
Discontinued operations	—	—	—	0.02
Total Basic Earnings (Loss) per Share	$(1.16)	$(0.09)	$(1.38)	$(0.17)

Diluted Earnings (Loss) per Share:
Continuing operations	$(1.16)	$(0.09)	$(1.38)	$(0.19)
Discontinued operations	—	—	—	0.02
Total Diluted Earnings (Loss) per Share	$(1.16)	$(0.09)	$(1.38)	$(0.17)

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2018	2017	2018	2017
Net Income (Loss)	$(237)	$(17)	$(276)	$(27)
Other Comprehensive Income (Loss), Net
Currency translation adjustments, net	(4)	8	(27)	34
Reclassification of currency translation adjustments on divestitures	36	—	41	—
Reclassification of divested benefit plans and other	61	—	64	—
Unrecognized gains (loss), net	—	—	(3)	2
Other Comprehensive Income (Loss), Net	93	8	75	36

Comprehensive Income (Loss), Net	$(144)	$(9)	$(201)	$9

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except share data in thousands)	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$586	$658
Accounts receivable, net	951	1,114
Assets held for sale	35	757
Contract assets	191	—
Other current assets	230	181
Total current assets	1,993	2,710
Land, buildings and equipment, net	297	257
Intangible assets, net	711	891
Goodwill	3,417	3,366
Other long-term assets	312	324
Total Assets	$6,730	$7,548
Liabilities and Equity
Current portion of long-term debt	$49	$82
Accounts payable	216	138
Accrued compensation and benefits costs	233	335
Unearned income	119	151
Liabilities held for sale	21	169
Other current liabilities	613	493
Total current liabilities	1,251	1,368
Long-term debt	1,528	1,979
Deferred taxes	320	384
Other long-term liabilities	130	146
Total Liabilities	3,229	3,877

Contingencies
Series A convertible preferred stock	142	142

Common stock	2	2
Additional paid-in capital	3,871	3,850
Retained earnings (deficit)	(90)	171
Accumulated other comprehensive loss	(424)	(494)
Total Equity	3,359	3,529
Total Liabilities and Equity	$6,730	$7,548

Shares of common stock issued and outstanding	211,277	210,440
Shares of series A convertible preferred stock issued and outstanding	120	120

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2018	2017	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$(237)	$(17)	$(276)	$(27)
Adjustments required to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	113	123	347	378
Deferred income taxes	(43)	24	(90)	(7)
(Gain) loss from investments	—	(3)	(1)	(10)
Amortization of debt financing costs	1	3	9	7
(Gain) loss on extinguishment of debt	108	—	108	—
(Gain) loss on divestitures and transaction costs	54	(16)	9	(48)
Stock-based compensation	11	8	30	26
Changes in operating assets and liabilities	(37)	(15)	(102)	(249)
Other operating, net	—	(3)	(4)	(6)
Net cash provided by (used in) operating activities	(30)	104	30	64
Cash Flows from Investing Activities:
Cost of additions to land, buildings and equipment	(43)	(20)	(119)	(57)
Proceeds from sale of land, buildings and equipment	—	—	12	33
Cost of additions to internal use software	(17)	(11)	(31)	(26)
Proceeds from investments	—	117	—	117
Proceeds from divestitures and sale of assets	272	56	672	56
Other investing, net	—	(1)	—	(1)
Net cash provided by (used in) investing activities	212	141	534	122
Cash Flows from Financing Activities:
Proceeds on long-term debt	—	—	—	306
Debt issuance fee payments	—	—	(3)	(9)
Payments on debt	(484)	(79)	(513)	(232)
Premium on debt redemption	(95)	—	(95)	—
Net (payments to) transfer from former parent company	—	—	—	(161)
Taxes paid for settlement of stock based compensation	(6)	(3)	(9)	(5)
Dividends paid on preferred stock	(2)	(2)	(7)	(7)
Other financing	—	(2)	—	(3)
Net cash provided by (used in) financing activities	(587)	(86)	(627)	(111)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3)	—	(9)	2
Increase (decrease) in cash, cash equivalents and restricted cash	(408)	159	(72)	77
Cash, Cash Equivalents and Restricted Cash at Beginning of Period(1)	1,003	334	667	416
Cash, Cash Equivalents and Restricted Cash at End of period(2)	$595	$493	$595	$493
 ___________

(1)
Includes $10 million and $25 million of restricted cash as of June 30, 2018 and 2017, respectively and $9 million and $26 million as of December 31, 2017 and 2016, respectively, that were included in Other current assets on the Condensed Consolidated Balance Sheets.

(2)	Includes $9 million and $25 million of restricted cash as of September 30, 2018 and 2017, respectively, that were included in Other current assets on the Condensed Consolidated Balance Sheets.

EXHIBIT 99.1

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. GAAP. In addition, we have discussed our results using non-GAAP measures.

We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods . Compensation of our executives is based in part on the performance of our business based on certain non-GAAP measures.

A reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided below.

These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method including an adjustment for estimated Base Erosion and Anti-Abuse Tax (BEAT). The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred.

Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate

We make adjustments to Income (Loss) before Income Taxes for the following items for the purpose of calculating Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate:

•	Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program.

•
Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period.

•
Separation costs. Separation costs are expenses incurred in connection with separation from Xerox Corporation into a separate, independent, publicly traded company. These costs primarily relate to third-party investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction as well as costs associated with the operational separation of the two companies.

•	(Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs.

•	Litigation costs (recoveries), net. Litigation costs (recoveries), net represents reserves for certain terminated contracts that are subject to litigation.

•	(Gain) loss on extinguishment of debt. Represents premium on debt extinguishment and write down of the associated unamortized discount and issuance costs.

•	Other (income) expenses, net. Other (income) expenses, net includes currency (gains) losses, net and all other (income) expenses, net.

•	NY MMIS charge (credit). Costs associated with the Company not fully completing the State of New York Health Enterprise Platform project.

•	HE charge (credit). Costs associated with not fully completing the Health Enterprise Medical platform projects in California and Montana.

EXHIBIT 99.1

The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.

Management believes that adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business.

Adjusted Revenue and Operating Income and Adjusted Operating Margin

We make adjustments to Revenue, Costs and Expenses and Operating Margin for the following items, for the purpose of calculating, Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin:

•	Restructuring and related costs.

•	Amortization of acquired intangible assets.

•	Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs.

•	Separation costs.

•	(Gain) loss on divestitures and transaction costs.

•	Litigation costs (recoveries), net.

•	(Gain) loss on extinguishment of debt.

•	Other (income) expenses, net.

•	NY MMIS charge (credit).

•	HE charge (credit).

•	ASC 606 adjustment.

•	(Revenue) / (Income) loss from divestitures.

We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business.

Adjusted EBITDA and EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization adjusted for the following items. Adjusted EBITDA margin is Adjusted EBITDA divided by adjusted revenue.

•	Restructuring and related costs.

•	Separation costs.

•	(Gain) loss on divestitures and transaction costs.

•	Litigation costs (recoveries), net.

•	(Gain) loss on extinguishment of debt.

•	Other (income) expenses, net.

•	NY MMIS charge (credit).

•	HE charge (credit).

•	ASC 606 adjustment.

•	(Revenue) / (Income) loss from divestitures.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performances. Management cautions that amounts presented in accordance with Conduent's definition of Adjusted EBITDA and Adjusted EBITDA margin may not be

EXHIBIT 99.1

comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and Adjusted EBITDA margin in the same manner.

Free Cash Flow

Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, tax payments related to divestitures, vendor financed capital lease additions and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine, after principal payments on debt, amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in land, buildings and equipment and internal use software. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP.

Adjusted Free Cash Flow

Adjusted free cash flow is defined as free cash flow from above plus deferred compensation payments and transaction costs.

Adjusted Cash

Adjusted cash is defined as the cash and cash equivalents less cash from terminated deferred compensation to be paid to plan participants. We believe this provides added insight into cash and cash equivalents taking into account this particular cash obligation.

Constant Currency

To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is the difference between actual growth rates and constant currency growth rates and is calculated by translating current period activity in local currency using the comparable prior period's currency translation rate.

Non-GAAP Outlook

In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, such as amortization, restructuring, separation costs, NY MMIS, HE charge, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided and outlook for revenue on a constant currency basis due to the inability to accurately predict foreign currency impact on revenues.

EXHIBIT 99.1

Net Income (Loss) and EPS Reconciliation:

	Three Months Ended
	September 30, 2018		September 30, 2017
(in millions, except earnings per share)	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
GAAP as Reported From Continuing Operations	$(237)	$(1.16)	$(17)	$(0.09)
Adjustments:
Restructuring and related costs	31		22
Amortization of acquired intangible assets	60		60
Separation costs	—		2
(Gain) loss on divestitures and transaction costs	54		(16)
Litigation costs (recoveries), net	78		6
(Gain) loss on extinguishment of debt	108		—
Other (income) expenses, net	4		(9)
NY MMIS charge (credit)	(1)		1
HE charge (credit)	—		(3)
Less: Income tax adjustments(1)	(36)		2
Adjusted Net Income (Loss) and EPS	$61	$0.28	$48	$0.22
(GAAP shares)
Weighted average common shares outstanding		207		204
Restricted stock and performance units / shares		—		—
Adjusted Weighted Average Shares Outstanding(2)		207		204
(Non-GAAP shares)
Weighted average common shares outstanding		207		204
Restricted stock and performance shares		3		3
Adjusted Weighted Average Shares Outstanding(2)		210		207

EXHIBIT 99.1

	Three Months Ended
	Adjusted for 606 and Divestitures
	September 30, 2018		September 30, 2017
(in millions, except earnings per share)	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
GAAP as Reported From Continuing Operations	$(237)	$(1.16)	$(42)	$(0.20)
Adjustments:
Restructuring and related costs	31		22
Amortization of acquired intangible assets	60		60
Separation costs	—		2
(Gain) loss on divestitures and transaction costs	54		(16)
Litigation costs (recoveries), net	78		6
(Gain) loss on extinguishment of debt	108		—
Other (income) expenses, net	4		(9)
NY MMIS charge (credit)	(1)		1
HE charge (credit)	—		(3)
Less: Income tax adjustments(1)	(36)		2
Adjusted Net Income (Loss) and EPS	$61	$0.28	$23	$0.10
(GAAP shares)
Weighted average common shares outstanding		207		204
Restricted stock and performance units / shares		—		—
Adjusted Weighted Average Shares Outstanding(2)		207		204
(Non-GAAP shares)
Weighted average common shares outstanding		207		204
Restricted stock and performance shares		3		3
Adjusted Weighted Average Shares Outstanding(2)		210		207
 ___________

(1)	Reflects the income tax (expense) benefit of the adjustments. Refer to Effective Tax Rate reconciliation below for details.

(2)
Average shares for the 2018 and 2017 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of $2.4 million for both of the three months ended September 30, 2018 and 2017 and $7 million for both of the nine months ended September 30, 2018 and 2017, respectively.

Effective Tax Rate Reconciliation:

	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017
(in millions)	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate
GAAP as Reported From Continuing Operations	$(252)	$(15)	6.0%	$13	$30	230.8%
Non-GAAP adjustments(1)	334	36		63	(2)
Adjusted(2)	$82	$21	25.6%	$76	$28	36.8%
__________

(1)	Refer to Net Income (Loss) reconciliation for details of non-GAAP adjustments.

(2)
The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results with an adjustment for the accounting of BEAT and without regard to the business divestitures, the State of Texas litigation reserve, loss on extinguishment of debt, charges for amortization of intangible assets, restructuring and divestiture related costs.

EXHIBIT 99.1

Revenue and Operating Income / Margin Reconciliation:

	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017
(in millions)	Profit (Loss)	Revenue	Margin	Profit (Loss)	Revenue	Margin
GAAP as Reported(1)	$(252)	$1,304	(19.3)%	$13	$1,480	0.9%
Adjustments:
Restructuring and related costs	31			22
Amortization of acquired intangible assets	60			60
Interest expense	22			35
Separation costs	—			2
(Gain) loss on divestitures and transaction costs	54			(16)
Litigation costs (recoveries), net	78			6
(Gain) loss on extinguishment of debt	108			—
Other (income) expenses, net	4			(9)
NY MMIS charge (credit)	(1)			1
HE charge (credit)	—			(3)
Adjusted Operating Income/Margin	$104	$1,304	8.0%	$111	$1,480	7.5%

	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017
	Adjusted for 606 and Divestitures
(in millions)	Profit (Loss)	Revenue	Margin	Profit (Loss)	Revenue	Margin
GAAP as Reported(1)	$(252)	$1,304	(19.3)%	$13	$1,480	0.9%
Adjustments:
Restructuring and related costs	31			22
Amortization of acquired intangible assets	60			60
Interest expense	22			35
Separation costs	—			2
(Gain) loss on divestitures and transaction costs	54			(16)
Litigation costs (recoveries), net	78			6
(Gain) loss on extinguishment of debt	108			—
Other (income) expenses, net	4			(9)
NY MMIS charge (credit)	(1)			1
HE charge (credit)	—			(3)
ASC 606 adjustment	—	—		(2)	(39)
2017 divestitures	—	—		(2)	(14)
Operating Income Adjusted for 606 and 2017 Divestitures	104	1,304	8.0%	107	1,427	7.5%
2018 divestitures	—	—		(27)	(69)
Adjusted Operating Income/Margin	$104	$1,304	8.0%	$80	$1,358	5.9%
 ___________

(1)	Pre-Tax Income (Loss) and revenue from continuing operations.

EXHIBIT 99.1

Adjusted EBITDA / Margin Reconciliation:

	Three Months Ended September 30,
(in millions)	2018	2017
GAAP Revenue As Reported	$1,304	$1,480
Reconciliation to Adjusted EBITDA
GAAP Net Income (Loss) from Continuing Operations	(237)	(17)
Interest expense	22	35
Income tax expense (benefit)	(15)	30
Segment depreciation and amortization	53	63
Amortization of acquired intangible assets	60	60
EBITDA	(117)	171
EBITDA Margin	(9.0)%	11.6%
EBITDA	$(117)	$171
Adjustments:
Restructuring and related costs	31	22
Separation costs	—	2
(Gain) loss on divestitures and transaction costs	54	(16)
Litigation costs (recoveries), net	78	6
(Gain) loss on extinguishment of debt	108	—
Other (income) expenses, net	4	(9)
NY MMIS charge (credit)	(1)	1
HE charge (credit)	—	(3)
Adjusted EBITDA	$157	$174
Adjusted EBITDA Margin	12.0%	11.8%

EXHIBIT 99.1

	Three Months Ended September 30,
(in millions)	2018	2017
	Adjusted for 606 and Divestitures
GAAP Revenue As Reported	$1,304	$1,480
ASC 606 adjustment	—	(39)
2017 divestitures	—	(14)
Revenue Adjusted for 606 and 2017 Divestitures	1,304	1,427
2018 divestitures	—	(69)
Adjusted Revenue	$1,304	$1,358
Reconciliation to Adjusted EBITDA
GAAP Net Income (Loss) from Continuing Operations	(237)	(17)
Interest expense	22	35
Income tax expense (benefit)	(15)	30
Segment depreciation and amortization	53	63
Amortization of acquired intangible assets	60	60
ASC 606 adjustment	—	(2)
2017 divestitures	—	(2)
2017 divestitures depreciation and amortization	—	—
EBITDA Adjusted for 606 and 2017 Divestitures	(117)	167
2018 divestitures	—	(27)
2018 divestitures depreciation and amortization	—	—
EBITDA	(117)	140
EBITDA Margin	(9.0)%	10.3%
EBITDA	$(117)	$140
Adjustments:
Restructuring and related costs	31	22
Separation costs	—	2
(Gain) loss on divestitures and transaction costs	54	(16)
Litigation costs (recoveries), net	78	6
(Gain) loss on extinguishment of debt	108	—
Other (income) expenses, net	4	(9)
NY MMIS charge (credit)	(1)	1
HE charge (credit)	—	(3)
Adjusted EBITDA	$157	$143
Adjusted EBITDA Margin	12.0%	10.5%

EXHIBIT 99.1

Free Cash Flow Reconciliation:

	Three Months Ended September 30,
(in millions)	2018	2017
Operating Cash Flow	$(30)	$104
Cost of additions to land, buildings and equipment	(43)	(20)
Proceeds from sales of land, buildings and equipment	—	—
Cost of additions to internal use software	(17)	(11)
Tax payment related to divestitures	30	—
Vendor financed capital leases	—	—
Free Cash Flow	$(60)	$73
Free Cash Flow	$(60)	$73
Transaction costs	15	—
Deferred compensation payments and adjustments	13	7
Adjusted Free Cash Flow	$(32)	$80

Cash / Adjusted Cash Reconciliation:

(in millions)	As of September 30, 2018	As of December 31, 2017
Cash and cash equivalents	$586	$658
Deferred compensation payments and adjustments	22	17
Deferred compensation payable	(99)	(116)
Adjusted cash and cash equivalents	$509	$559